360 Funds 485BPOS

Exhibit 99(j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.195 and Amendment No.196 to the Registration Statement on Form N-1A of the M3Sixty Small Cap Growth Fund and to the use of our report dated July 30, 2025, on the financial statements and financial highlights of the M3Sixty Small Cap Growth Fund, a series of 360 Funds, appearing in Form N-CSR for the year ended May 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 26, 2025